As filed with the Securities and Exchange Commission on July 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	01-0801232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

525 Executive Blvd.

Elmsford, New York 10523

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Murphy

Chief Executive Officer

NanoVibronix, Inc.

525 Executive Blvd.

Elmsford, New York

(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 17, 2023

Preliminary Prospectus

NanoVibronix, Inc.

Up to             Shares of Common Stock

Prefunded Warrants to purchase up to             Shares of Common Stock

Common Warrants to purchase up to             Shares of Common Stock

Shares of Common Stock underlying Prefunded Warrants and Common Warrants

Placement Agent Warrants to Purchase up to             Shares of Common Stock

Shares of Common Stock Underlying the Placement Agent Warrants

We are offering             shares of common stock, together with warrants to purchase             shares of common stock, each a Common Warrant, at an assumed combined public offering price of $          per share and Common Warrant, which is equal to the closing price per share of our common stock on The Nasdaq Capital Market (“Nasdaq”), on          , 2023 (and the shares issuable from time to time upon exercise of the Common Warrants), pursuant to this prospectus. The shares of common stock and Common Warrants will be separately issued but must be purchased together in this offering. Each share of common stock is being offered together with a Common Warrant to purchase share of common stock. Each Common Warrant will have an exercise price of $          per share, (representing           % of the price at which a share of common stock and accompanying Common Warrant are sold to the public in this offering), will be exercisable upon issuance and will expire           years from the date of issuance.

We are also offering prefunded warrants, or Prefunded Warrants, to purchase up to an aggregate of           shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Prefunded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each Prefunded Warrant is being offered together with the same Common Warrant described above being offered with each share of common stock. The assumed combined public offering price for each such Prefunded Warrant, together with the Common Warrant, is $          which is equal to the closing price of our common stock on Nasdaq on          , 2023, less the $0.0001 per share exercise price of each such Prefunded Warrant. Each Prefunded Warrant will be exercisable upon issuance and will expire when exercised in full. The Prefunded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the Prefunded Warrants and the Common Warrants.

This offering will terminate on          , unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or Prefunded Warrant) and Common Warrant will be fixed for the duration of this offering.

We have engaged          , or the placement agent to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement. We will bear all costs associated with the offering. See “Plan of Distribution” on page 17 of this prospectus for more information regarding these arrangements.

Our common stock is listed on Nasdaq under the symbol “NAOV.” The closing price of our common stock on Nasdaq on July 14, 2023 was $3.35 per share.

All share, Common Warrant, and Prefunded Warrant numbers are based on an assumed combined public offering price of $              per share and the accompanying Common Warrant and $           per Prefunded Warrant and the accompanying Common Warrant. The actual combined public offering price per share and Common Warrant and the actual combined public offering price per Prefunded Warrant and Common Warrant will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price per share of common stock used throughout this prospectus as an assumed combined public offering price may not be indicative of the final offering price. There is no established trading market for the Prefunded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Prefunded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants and the Common Warrants will be limited.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre- Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent’s fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1) We have also agreed to pay the placement agent a management fee of      % of the aggregate gross proceeds raised in this offering and to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants, or the placement agent warrants, to purchase a number of shares of common stock equal to      % of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Prefunded Warrants), at an exercise price of $       per share, which represents      % of the public offering price per share of common stock and accompanying Common Warrant. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

(2) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution”.

Delivery of the securities offered hereby is expected to be made on or about             , 2023, subject to satisfaction of customary closing conditions.

The date of this prospectus is            , 2023

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference” before making your investment decision. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the placement agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus and the information incorporated by reference herein in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are included elsewhere in this prospectus or incorporated herein by reference. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a medical device company focusing on noninvasive biological response-activating devices that target wound healing and pain therapy and can be administered at home, without the assistance of medical professionals. Our primary products, which are in various stages of clinical and market development, currently consist of:

●	UroShield™, an ultrasound-based product that is designed to prevent bacterial colonization and biofilm in urinary catheters, increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use.

●	PainShield™, a patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area; and

●	WoundShield™, a patch-based therapeutic ultrasound device intended to facilitate tissue regeneration and wound healing by using ultrasound to increase local capillary perfusion and tissue oxygenation.

Each of our PainShield, UroShield, and WoundShield products employs a small, disposable transducer that transmits low frequency, low intensity ultrasound acoustic waves that seek to repair and regenerate tissue, musculoskeletal and vascular structures, and decrease biofilm formation on urinary catheters and associated urinary tract infections. Through their size, effectiveness and ease of use, these products are intended to eliminate the need for technicians and medical personnel to manually administer ultrasound treatment through large transducers, thereby promoting patient independence and enabling more cost-effective home-based care.

PainShield is currently cleared for marketing in the United States by the U.S. Food and Drug Administration although to date there has not been a significant sales and marketing effort. All three of our products have CE Mark approval in the European Union, and a certificate allowing us to sell PainShield, UroShield and WoundShield in Israel. We are able to sell PainShield, UroShield and WoundShield in India and Ecuador based on our CE Mark. We have consummated sales of PainShield and UroShield in the relevant markets, although to date sales have been minimal; WoundShield has not generated significant revenue to date. Outside of the United States we generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product.

Intellectual Property – Patents

We seek patent protection for our inventions not only to differentiate our products and technologies, but also to develop opportunities for licensing and securing our rights to profits therefrom. With the aim of optimizing commercial and regulatory success, our proprietary technology and innovative applications thereof are protected by a variety of patent claims. We believe that our granted patents and pending applications collectively protect our technology, both in terms of our existing products, as well as our anticipated pipeline of new offerings.

Our patent portfolio includes at least the following issued patents, as well as a number of corresponding foreign patents in relevant jurisdictions: (1) U.S. Patent No. 7,393,501 to “Method, Apparatus and System for Treating Biofilms Associated With Catheters” (expiring on December 19, 2023); (2) U.S. Patent No. 7,829,029 to “Acoustic Add-On Device for Biofilm Prevention in Urinary Catheter” (expiring on October 27, 2025); (3) U.S. Patent No. 9,028,748 to “System and Method for Surface Acoustic Wave Treatment of Medical Devices” (expiring on July 11, 2030); and (4) U.S. Patent No. 9,585,977 directed to “System and Method for Surface Acoustic Waves Treatment of Skin” (expiring on August 20, 2033). These patents cover a wide range of embodiments and applications of our proprietary surface acoustic wave (SAW) technology, including our commercialized Painshield, Painshield Plus, Woundshield and Uroshield devices. Specifically, the patents provide for methods of generating surface acoustic waves on surfaces of indwelling medical devices and to topical and urological applications therefor, for alleviating pain and for wound healing, and for preventing formation of bacterial biofilms on catheters. Pending patent applications related to Uroshield devices are directed to Multiple Frequency Surface Acoustic Waves for Internal Medical Device and System, Device, and Method for Mitigating Bacterial Biofilms Associated with Indwelling Medical Devices which covers the next generation of Uroshield devices operating at multiple frequencies and devices which are compatible in portable and wireless systems. Another pending patent application related to Uroshield devices is directed to System, Device, and Method for Mitigating Bacterial Biofilms Associated with Indwelling Medical Devices (US patent application US 17/646,715 filed on December 31, 2021).

Pending patent applications related to Painshield, Painshield Plus, Woundshield devices are directed to Transdermal Patch of a Portable Ultrasound-Generating System for Improved Delivery of Therapeutic Agents and Associated Methods of Treatment (US patent application 17/025,969 filed on September 18, 2020); Portable Ultrasound System and Methods of Treating Facial Skin by Application of Surface Acoustic Waves (US patent application 17/646,753 filed on January 3, 2022) and Improved Injection Needle Assembly (US patent application 17/646,804 filed on December 31, 2021).

Nasdaq Minimum Stockholders’ Equity Requirement

On May 23, 2023, we received a letter from the Listing Qualifications Department of Nasdaq indicating that we no longer comply with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on Nasdaq because our stockholders’ equity of approximately $2.2 million as reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, is below the required minimum of $2.5 million, and as of May 22, 2023, we did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In accordance with Nasdaq Listing Rules, we had 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. On July 7, 2023 we submitted our plan to regain compliance with the Nasdaq minimum stockholders’ equity standard. If our plan is accepted, Nasdaq may grant us an extension of up to 180 calendar days from the date of the notification letter to evidence compliance. However, there can be no assurance that our plan will be accepted or that if it is, we will be able to regain compliance. If our plan to regain compliance with the minimum stockholders’ equity standard is not accepted or if it is accepted but we do not regain compliance by the end of the extension granted by Nasdaq, or we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that our common stock will become subject to delisting. In such event, Nasdaq rules permit us to appeal the decision to reject its proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. Accordingly, there can be no guarantee that we will be able to maintain our Nasdaq listing.

Mio-Guard Agreement

On June 14, 2023 we announced that we entered into a distribution agreement with Mio-Guard, LLC (“Mio-Guard”) for the sale and distribution of our PainShield MD product. Under the terms of the multi-year agreement, Mio-Guard has the exclusive right to sell and distribute the PainShield MD product to its customers throughout the United States in the areas of athletic team sports and sports medicine.

CMS Reimbursement

In addition to the need to obtain regulatory approvals, we anticipate that sales volumes and prices of our UroShield and PainShield, products will depend in large part on the availability of insurance coverage and reimbursement from third party payers. Third party payers include governmental programs such as Medicare and Medicaid in the United States, private insurance plans and workers’ compensation plans. We do not currently have reimbursement codes for use of WoundShield in any of the markets in which we have regulatory authority to sell WoundShield. Of the markets in which we have regulatory authority to sell PainShield, prior to January 2020, we only had reimbursement codes in the United States (i.e., CPT codes) for clinical use only. Effective as of January 2020, the U.S. Centers for Medicare and Medicaid Services (“CMS”) approved our PainShield™ for reimbursement for Medicare beneficiaries on a national basis. We have been actively taking steps to work toward having CMS assign a reimbursement value, including conducting additional longevity testing by an independent laboratory and launching a direct-to-consumer rental program for PainShield™, as we were denied reimbursement in September 2022 due to a lack of “life-cycle” testing. We have recently provided CMS with additional data and continue to work with qualified legal representation to achieve our goal. The latest CMS application included PainShield products and supplies. PainShield™ currently is subject to reimbursement under certain workers’ compensation plans and Veterans Administration facilities.

Protrade Proceeding

On February 26, 2021, Protrade Systems, Inc. (“Protrade”) filed a Request for Arbitration (the “Request”) with the International Court of Arbitration (the “ICA”) of the International Chamber of Commerce alleging that we were in breach of an Exclusive Distribution Agreement dated March 7, 2019 (the “Distribution Agreement”) between Protrade and the Company. Protrade alleges, in part, that we breached the Distribution Agreement by discontinuing the manufacture of the DV0057 Painshield MD device in favor of an updated 10-100-001 Painshield MD device. Protrade claims damages estimated at $3 million.

On March 15, 2022, the arbitrator issued a final award, which, determined that (i) we had the right to terminate the Distribution Agreement; (ii) we did not breach the duty of good faith and fair dealing with regard to the Distribution Agreement; and (iii) we did not breach any confidentiality obligations to Protrade. Nevertheless the arbitrator determined that we did not comply with the obligation to supply Protrade with a year’s supply of patches, and awarded Protrade $1,500,250, which consists of $1,432,000 for “lost profits” and $68,250 as reimbursement of arbitration costs, on the grounds that we allegedly failed to supply Protrade with certain patches utilized by users of DV0057 Painshield MD device. The arbitrator based the decision on the testimony of Protrade’s president who asserted that a user would use in excess of 33 patches per each device. We believe that the number of patches per device alleged by Protrade is grossly inflated, and that these claims were not properly raised before the arbitrator. Accordingly, on April 13, 2022, we submitted an application for the correction of the award which the arbitrator denied on June 22, 2022.

On April 5, 2022, Protrade filed a Petition with the Supreme Court of New York Nassau County seeking to confirm the Award. On April 13, 2022, we submitted an application to the ICA seeking to correct an error in the award based on the evidence that we only sold 2-3 reusable patches per device contrary to the 33 reusable patches claimed by Protrade. The same arbitrator who issued the award, denied the application.

On July 22, 2022, we filed a cross-motion seeking to vacate arbitration award on the grounds that the arbitrator exceeded her authority, that the award was procured by fraud, and that the arbitrator failed to follow procedures established by New York law. In particular, we averred in our motion that Protrade’s witness made false statements in arbitration, and that the arbitrator resolved a claim that was never raised by Protrade and that has no factual basis.

On October 3, 2022, the court issued a decision granting Protrade its petition to confirm the Award and denying the cross-motion.

On November 9, 2022, we filed a motion to re-argue and renew our cross-motion to vacate the arbitration decision based on newer information that was not available during the initial hearing. On the same day, we also filed a notice of appeal with the Appellate Division, Second Department. On March 21, 2023, the Court denied the motion to re-argue and renew. We filed a notice of appeal of this decision with the Appellate Division, Second Department on April 5, 2023.

On July 10, 2023, we filed our appeal with the Appellate Division, Second Department. We intend to continue to vigorously pursue our opposition to the award in all appropriate fora.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 525 Executive Boulevard, Elmsford, New York 10523. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Common Stock to be Offered

             shares based on the sale of our common stock at an assumed combined public offering price of $        per share of common stock and accompanying Common Warrant, which is the closing price of our common stock on Nasdaq on              , 2023, and assuming no sale of any Prefunded Warrants.

Prefunded Warrants to be Offered

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Prefunded Warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Prefunded Warrant will be exercisable for one share of our common stock. The purchase price of each Prefunded Warrant and accompanying Common Warrant will equal the price at which the share of common stock and accompanying Common Warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each Prefunded Warrant will be $0.0001 per share. The Prefunded Warrants will be exercisable immediately and may be exercised at any time until all of the Prefunded Warrants are exercised in full.

This offering also relates to the shares of common stock issuable upon exercise of the Prefunded Warrants sold in this offering. For each Prefunded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue a Common Warrant for each share of our common stock and for each Prefunded Warrant sold in this offering, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Prefunded Warrants sold.

Common Warrants to be Offered

Each share of our common stock and each Prefunded Warrant to purchase one share of our common stock is being sold together with a Common Warrant to purchase         share of our common stock. Each Common Warrant will have an exercise price of $ per share (representing           % of the price at which a share of common stock and accompanying Common Warrant are sold to the public in this offering), will be immediately exercisable and will expire on the        anniversary of the original issuance date.

The shares of common stock and Prefunded Warrants, and the accompanying Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants.

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Lock-up Agreements	We and all of our executive officers and directors will enter into lock-up agreements with the placement agent. Under these agreements, we and each of these persons may not, without the prior written approval of the placement agent, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of days after the date of the closing of this offering. For more information, see “Plan of Distribution.”

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees placement agent warrants to purchase up to           % of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Prefunded Warrants) at an exercise price equal to             % of the combined public offering price per share and accompanying Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire          years from the commencement of sales under this offering.

Common Stock Outstanding After This Offering(1)	shares (assuming we sell only shares of common stock and no Prefunded Warrants and assuming no exercise of the Common Warrants).

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $           million, based on an assumed combined public offering price of $ per share of common stock and accompanying Common Warrant which was the closing price of our common stock on Nasdaq on           , 2023, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming we sell only shares of common stock and no Prefunded Warrants and excluding the proceeds, if any, from the exercise of the Common Warrants in this offering.

We currently intend to use the net proceeds from the offering for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. See “Use of Proceeds” beginning on page 10.

Risk Factors

See “Risk Factors” beginning on page 5 of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Nasdaq Symbol	Our common stock is listed on Nasdaq under the symbol “NAOV.” There is no established trading market for the Common Warrants or the Prefunded Warrants, and we do not expect a trading market to develop. We do not intend to list the Common Warrants or the Prefunded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants and the Prefunded Warrants will be extremely limited.

(1) The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 1,662,377 shares of common stock outstanding as of July 7, 2023 and, unless otherwise indicated, excludes, as of that date:

●	142,160 shares of common stock issuable upon the exercise of stock options issued under the 2014 Long-Term Incentive Plan (the “2014 Plan”), at a weighted-average exercise price of $25.31 per share;
●	86,375 shares of common stock available for issuance under the 2014 Plan;
●	78,252 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $58.10 per share; and
●	up to shares of common stock issuable upon the exercise of the placement agent warrants at an exercise price of $ per share to be issued to the placement agent or its designees as compensation in connection with this offering.

Except as otherwise indicated, the information in this prospectus assumes: (i) no sale of the Prefunded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on an one-for-one basis; (ii) no exercise of any Common Warrants issued in this offering; (iii) no exercise of the warrants to be issued to the placement agent or its designees in connection with this offering; and (iv) no exercise of the options or warrants described above.

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RISK FACTORS

An investment in our securities involves certain risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Our financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if we are unable to continue as a going concern. Management has substantial doubt about our ability to continue as a going concern.

Our unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the three months ended March 31, 2023, our cash used in operations was $1.2 million leaving a cash balance of approximately $1.5 million as of March 31, 2023. Because we do not have sufficient resources to fund our operations for the next twelve months from the date of this filing, management has substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern.

We will need to raise additional capital to finance its losses and negative cash flows from operations and may continue to be dependent on additional capital raising as long as our products do not reach commercial profitability. There are no assurances that we would be able to raise additional capital on terms favorable to it. If we are unsuccessful in commercializing our products and raising capital, we will need to reduce activities, curtail, or cease operations.

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

On May 23, 2023, we received a letter from the Listing Qualifications Department of Nasdaq indicating that we no longer comply with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on Nasdaq because our stockholders’ equity of approximately $2.2 million as reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, is below the required minimum of $2.5 million, and as of May 22, 2023, we did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In accordance with Nasdaq Listing Rules, we had 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. On July 7, 2023 we submitted our plan to regain compliance with the Nasdaq minimum stockholders’ equity standard. If our plan is accepted, Nasdaq may grant us an extension of up to 180 calendar days from the date of the notification letter to evidence compliance.

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However, there can be no assurance that our plan will be accepted or that if it is, we will be able to regain compliance. If our plan to regain compliance with the minimum stockholders’ equity standard is not accepted or if it is accepted but we do not regain compliance by the end of the extension granted by Nasdaq, or we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that our common stock will become subject to delisting. There is no assurance that we can regain compliance with such minimum listing requirements. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

The combined public offering price per share of common stock and related Common Warrant, and the combined public offering price of each Prefunded Warrant and related Common Warrant, will be substantially higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Assuming the sale of       shares of our common stock and Common Warrants to purchase up to       shares of common stock at an assumed combined public offering price of $       per share and related Common Warrant, the closing sale price per share of our common stock on Nasdaq on       , 2023, assuming no sale of any Prefunded Warrants in this offering, no exercise of the Common Warrants being offered in this offering and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution of approximately $        per share. As a result of the dilution in net tangible book value to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, including the shares underlying the Prefunded Warrants, holders will incur further dilution.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for           year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for                days from closing; and (iv) indemnification for breach of contract.

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There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

There is no public market for the Common Warrants or Prefunded Warrants being offered by us in this offering.

There is no established public trading market for the Common Warrants or the Prefunded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Prefunded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Common Warrants and Prefunded Warrants will be limited.

The Common Warrants and Prefunded Warrants are speculative in nature.

The Common Warrants and Prefunded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $          per share of common stock, and holders of the Prefunded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Common Warrants is uncertain and there can be no assurance that the market value of the Common Warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise the Common Warrants.

Holders of the Prefunded Warrants and the Common Warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Prefunded Warrants and the Common Warrants.

Until holders of the Common Warrants and the Prefunded Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such Common Warrants and Prefunded Warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the Common Warrants and the Prefunded Warrants. Upon exercise of the Common Warrants and the Prefunded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the medical device industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

We have never declared or paid any cash dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our history of losses and expectation of continued losses.

●	Global economic and political instability and conflicts, such as the conflict between Russia and Ukraine, could adversely affect our business, financial condition or results of operations.

●	Increasing inflation could adversely affect our business, financial condition, results of operations or cash flows.

●	The geographic, social and economic impact of COVID-19 on the Company’s business operations.

●	Our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration (“FDA”) approval of our product candidates.

●	Regulatory actions that could adversely affect the price of or demand for our approved products.

●	Market acceptance of existing and new products.

●	Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers (including CMS).

●	Risks of product liability acclaims and the availability of insurance.

●	Our ability to generate internal growth.

●	Risks related to computer system failures and cyber-attacks.

●	Our ability to obtain regulatory approval in foreign jurisdictions.

●	Uncertainty regarding the success of our clinical trials for our products in development.

●	Risks related to our operations in Israel, including political, economic and military instability.

●	The price of our securities is volatile with limited trading volume.

●	Our ability to regain compliance with the continued listing requirements of Nasdaq and the risk that our common stock will be delisted if we cannot do so.

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●	Our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses.

●	We are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors.

●	Our intellectual property portfolio and our ability to protect our intellectual property rights.

●	Our ability to recruit and retain qualified regulatory and research and development personnel.

●	Unforeseen changes in healthcare reimbursement for any of our approved products.

●	The adoption of health policy changes and health care reform.

●	Lack of financial resources to adequately support our operations.

●	Difficulties in maintaining commercial scale manufacturing capacity and capability.

●	Changes in our relationship with key collaborators.

●	Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

●	Our failure to comply with regulatory guidelines.

●	Uncertainty in industry demand and patient wellness behavior.

●	General economic conditions and market conditions in the medical device industry.

●	Future sales of large blocks of our common stock, which may adversely impact our stock price.

●	Depth of the trading market in our common stock.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $           million from the sale of the securities offered by us in this offering, assuming a combined public offering price of $           per share of common stock and accompanying Common Warrant, the closing price per share of our common stock on Nasdaq on                     , 2023, after deducting the placement agent fees and estimated offering expenses payable by us and assuming no sale of any Prefunded Warrants offered in this offering. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus that we expect to use the net proceeds from this offering, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

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A $1.00 increase or decrease in the assumed combined public offering price of $          per common stock and accompanying Common Warrant would increase or decrease the net proceeds from this offering by approximately $           million, assuming that the number of shares of common stock and Common Warrants offered by us, as set forth on the cover page of this prospectus, remains the same and assuming no sale of Prefunded Warrants and after deducting the estimated placement agent fees and estimated offering expenses payable by us. An increase or decrease of 100,000 in the number of shares of common stock and accompanying Common Warrants offered by us would increase or decrease our proceeds by approximately $         million, assuming the assumed combined public offering price of $          per common stock and accompanying Common Warrant remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

Our net tangible book value of our common stock as of March 31, 2023, was approximately $2.2 million or approximately $1.33 per share of our common stock, based upon 1,662,330 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale by us in this offering of       shares of our common stock and accompanying Common Warrants in this offering at an assumed combined public offering price of $       per share and Common Warrant, based on the closing price of our common stock on Nasdaq on       , 2023, assuming no sale of any Prefunded Warrants in this offering, no exercise of any of the Common Warrants being offered in this offering, including the warrants issued to the placement agent or its designees, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $       million, or approximately $       per share of common stock. This represents an immediate increase in net tangible book value of approximately $       per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $       per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per share and accompanying Common Warrant			$
Historical net tangible book value per share as of March 31, 2023		$1.33
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after giving effect to this offering as of March 31, 2023			$
Dilution per share to investors participating in this offering			$

A $0.10 increase in the assumed combined public offering price of $        per share and Common Warrant would increase our as adjusted net tangible book value after this offering by $        million, or $        per share, and the dilution per share to investors purchasing securities in this offering would be approximately $        per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a $0.10 decrease in the assumed combined public offering price of $        per share and Common Warrant would decrease our as adjusted net tangible book value after this offering by $        million, or $        per share, and the dilution per share to investors purchasing securities in this offering would be $        per share, assuming that the maximum number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

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We may also increase or decrease the number of securities we are offering from the assumed maximum number of securities set forth above. An increase of 100,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would increase our as adjusted net tangible book value after this offering by $          million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be approximately $          per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares from the assumed maximum number of shares set forth on the cover page of this prospectus would decrease our as adjusted net tangible book value after this offering by $          million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be approximately $          per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual combined public offering price, the actual number of securities that we offer in this offering, and other terms of this offering determined at pricing. The foregoing discussion and table assumes no sale of Prefunded Warrants, which if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share and Common Warrant in this offering.

The discussion and table above are based on 1,662,330 shares of common stock outstanding as of March 31, 2023, which excludes, unless otherwise indicated, as of that date:

●	142,160 shares of common stock issuable upon the exercise of stock options issued under the 2014 Long-Term Incentive Plan (the “2014 Plan”), at a weighted-average exercise price of $25.31 per share;
●	262,976 shares of common stock available for issuance under the 2014 Plan;
●	78,252 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $58.26 per share; and
●	up to shares of common stock issuable upon the exercise of warrants at an exercise price of $ per share to be issued to the placement agent or its designees as compensation in connection with this offering.

To the extent that options or warrants outstanding as of March 31, 2023 have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a summary of the material terms of our common stock. For additional information about our authorized capital, including our common stock and our outstanding warrants to purchase common stock, we refer you to our amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect, which are included herein as Exhibit 3.2 and Exhibit 3.3, respectively, and our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

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The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598. Our common stock is listed on Nasdaq under the symbol “NAOV.”

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration, Exercise Price and Form

Each Common Warrant offered hereby will have an exercise price equal to $         per share. The Common Warrants will be immediately exercisable and may be exercised until the         year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued separately from the common stock or the Prefunded Warrants, as the case may be, and may be transferred separately immediately thereafter. The Common Warrants will be issued in certificated form only.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Common Warrant will have the right to require us to repurchase its Common Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

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Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited. The common stock issuable upon exercise of the Common Warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Common Warrant holders exercise their Common Warrants.

Waivers and Amendments

No term of the Common Warrants may be amended or waived without the written consent of the majority of the holders of the Common Warrants purchased in this offering.

Prefunded Warrants

The following summary of certain terms and provisions of the Prefunded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Prefunded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Prefunded Warrant for a complete description of the terms and conditions of the Prefunded Warrants.

Duration, Exercise Price and Form

The Prefunded Warrants offered hereby will have an exercise price of $0.0001 per share. The Prefunded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Prefunded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The Prefunded Warrants and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The Prefunded Warrants will be issued in certificated form only.

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Exercisability

The Prefunded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Prefunded Warrant to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding common stock immediately after exercise; provided, however, that upon 61 days’ notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise

At the time a holder exercises its Prefunded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Prefunded Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Prefunded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Prefunded Warrants will be entitled to receive upon exercise of the Prefunded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prefunded Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Prefunded Warrant may be transferred at the option of the holder upon surrender of the Prefunded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Prefunded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Prefunded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Prefunded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Prefunded Warrants will be limited. The common stock issuable upon exercise of the Prefunded Warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the Prefunded Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Prefunded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Prefunded Warrant holders exercise their warrants.

Waivers and Amendments

No term of the Prefunded Warrants may be amended or waived without the written consent of the majority of the holders of the Prefunded Warrants purchased in this offering.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its designees) placement agent warrants to purchase up to         shares of common stock. The placement agent warrants will be exercisable immediately and will have substantially the same terms as the Common Warrants described above, except that the placement agent warrants will have an exercise price of $           per share (representing            % of the offering price per share and accompanying Common Warrant) and a termination date that will be five years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

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Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●	permit our board of directors to issue up to 11,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

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●	provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”);

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by a resolution adopted by a majority of the Whole Board; and

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated          , 2023 (as amended, the “Placement Agent Agreement”), we have engaged                to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The Placement Agent Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Placement Agent Agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of common stock, Prefunded Warrants and Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with institutional investors, at such investor’s option, which purchase our securities in this offering. Investors which do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of                      following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings                  for days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

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●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for days.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about               , 2023. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to              % of the aggregate gross proceeds raised in the offering and a management fee equal to              % of the gross proceeds raised in this offering. We will reimburse the placement agent a nonaccountable expense allowance of $           , its legal fees and expenses in an amount up to $          and its clearing expense in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $          million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants, or the placement agent warrants, to purchase up to         % of the aggregate number of shares of common stock sold in this offering (including shares underlying any Prefunded Warrants), at an exercise price equal to       % of the public offering price per share and accompanying Common Warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire       years from the commencement of sales under this offering.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the placement agent warrants, then the placement agent warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the placement agent warrants.

The placement agent warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110.

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Tail

In the event that any investors that were contacted by the placement agent or were introduced to the Company by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or capital-raising transaction within 12 months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds from such investors. The placement agent will only be entitled to such fee to the extent that the parties are directly introduced to us by the placement agent, in accordance with FINRA Rule 2010.

Lock-Up Agreements

Our officers and directors, representing beneficial ownership of        % of our outstanding shares of common stock, have agreed with the placement agent to be subject to a lock-up period of            days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for             days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of            year following the closing date of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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The placement agent acted as the placement agent in connection with several registered offerings in the past three years and it received compensation for each such offering. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Nasdaq listing

Our shares of common stock are listed on Nasdaq under the symbol “NAOV.”

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

●	Our Current Report on Form 8-K, filed with the SEC on February 8, 2023;

●	Our Current Report on Form 8-K, filed with the SEC on March 3, 2023;

●	Our Current Report on Form 8-K, filed with the SEC on April 19, 2023;

●	Our Current Report on Form 8-K, filed with the SEC on May 25, 2023;
●	Our Current Report on Form 8-K, filed with the SEC on June 21, 2023; and

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●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the “Description of Securities” filed as Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, and any amendment or report filed with the SEC for purposes of updating such description.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Stephen Brown

Chief Financial Officer

NanoVibronix, Inc.

525 Executive Blvd.

Elmsford, New York

(914) 233-3004

You may also access these filings on our website at www.nanovibronix.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.nanovibronix.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby and certain other legal matters will be passed upon for us by Haynes and Boone, LLP, New York, New York.                    is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of NanoVibronix, Inc. and its subsidiary as of December 31, 2022, and December 31, 2021, and for each of the two years in the period ended December 31, 2022, included in the Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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NANOVIBRONIX, INC.

Up to               Shares of Common Stock

Prefunded Warrants to purchase up to                 Shares of Common Stock

Common Warrants to purchase up to                   Shares of Common Stock

Shares of Common Stock underlying Prefunded Warrants and Common Warrants

Placement Agent Warrants to Purchase up to                       Shares of Common Stock

Shares of Common Stock Underlying the Placement Agent Warrants

Preliminary Prospectus , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the sale and distribution of the securities being registered hereby (other than placement agent fees). All of such costs and expenses are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Amount to be Paid
SEC registration fee		$1,153.66
FINRA filing fee		$2,070.32
Printing fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 15. Recent Sales of Unregistered Securities.

Bespoke Agreement

On February 11, 2019, we entered into a consulting agreement with Bespoke Growth Partners, Inc. (“Bespoke”), pursuant to which, amongst other things, Bespoke was entitled to receive up to 32,500 shares of common stock of the Company, of which 13,750 shares were issued on the date of signing. On August 5, 2020, we issued an additional 18,750 shares of common stock, valued at approximately $566,000, or $30.20 per share, to Bespoke under the Agreement. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

August 2020 Underwriter Warrants

On August 24, 2020, we entered into an underwriting agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright acted as the sole book-running manager for an underwritten public offering of our securities. As partial compensation for Wainwright’s services as underwriter in the offering, on August 27, 2020, we issued to Wainwright warrants to purchase 16,993 shares of common stock, equal to 7.5% of the aggregate number of shares of common stock placed in the offering (the “August 2020 Wainwright Warrants”). The August 2020 Wainwright Warrants expire on August 24, 2025 and have an exercise price of $18.75 per share (equal to 125% of the offering price per share).

The August 2020 Wainwright Warrants were issued in reliance on the exemptions from registration requirements of the Securities Act provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

September 2020 Underwriter Warrants

On September 22, 2020, we entered into an underwriting agreement with Wainwright pursuant to which Wainwright acted as the sole book-running manager for an underwritten public offering. As partial compensation for Wainwright’s services as underwriter in the offering, on September 25, 2020, we issued to Wainwright warrants to purchase 6,731 shares of common stock, equal to 7.5% of the aggregate number of shares of common stock placed in the offering (the “September 2020 Wainwright Warrants”). The September 2020 Wainwright Warrants expire on September 22, 2025, and have an exercise price of $25.00 per share (equal to 125% of the offering price per share).

The September 2020 Wainwright Warrants were issued in reliance on the exemptions from registration requirements of the Securities Act provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

December 2020 Private Placement

On December 2, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we issued and sold to such investors in a private placement on December 7, 2020, an aggregate of (i) 295,715 shares of the our common stock, at an offering price of $14.00 per share and (ii) pre-funded warrants to purchase up to 132,858 shares of common stock (the “December 2020 Pre-funded Warrants”), at a purchase price of $13.98 per Pre-funded Warrant, for gross proceeds of approximately $6.0 million, and net proceeds of approximately $5.4 million.

The December 2020 Pre-funded Warrants have an exercise price of $0.02 per share. The December 2020 Pre-funded Warrants were immediately exercisable and may be exercised at any time after their original issuance until such December 2020 Pre-funded Warrants are exercised in full. A holder of a December 2020 Pre-funded Warrant may not exercise any portion of such holder’s December 2020 Pre-funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

Wainwright acted as the exclusive placement agent for the December 2020 Private Placement. As partial compensation for Wainwright’s services as placement agent for the private placement, we issued to Wainwright, or its designees, warrants to purchase up to 32,143 shares of common stock, equal to 7.5% of the aggregate number of shares of common stock and shares of common stock issuable upon the exercise of the December 2020 Pre-funded Warrants placed in the private placement (the “December 2020 Wainwright Warrants”). The December 2020 Wainwright Warrants are exercisable immediately, have a term of five years from the date of the December 2020 Securities Purchase Agreement and an exercise price of $17.50 per share (equal to 125% of the offering price per share).

The securities issued in the private placement and the December 2020 Wainwright Warrants, and the shares of common stock issuable upon the exercise of the December 2020 Pre-funded Warrants and the December 2020 Wainwright Warrants were offered pursuant to the exemption from registration requirements of the Securities Act provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

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January 2021 Letter Agreements

On January 21, 2021, we entered into letter agreements (the “Letter Agreements”) with certain existing accredited investors to exercise certain outstanding warrants (the “Existing Warrants”) to purchase up to an aggregate of 60,299 shares of the Company’s common stock at an exercise price per share of $23.30 (the “Exercise”). Certain of the Existing Warrants (the “Registered Existing Warrants”) and the shares of common stock underlying the Registered Existing Warrants have been registered pursuant to a registration statement on Form S-3 (File No. 333-251264) and a registration statement on Form S-1 (File No. 333-218871). In consideration for the exercise of the Existing Warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 60,299 shares of common stock (the “New Warrants”) at an exercise price of $20.80 per share and with an exercise period of seven years from the initial closing date.

The New Warrants were issued in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

MTSG Agreement

On January 1, 2022, we entered into an International Marketing, Sales and Clinical Management Agreement (the “MTSG Agreement”) with MedTech Solutions Group, LLC (“MTSG”). We appointed MTSG to provide international marketing, sales and clinical management expertise for commercialization of our products in certain countries in Europe (excluding England, Scotland, Wales, Rep. of Ireland, Northern Ireland, Malta and Turkey), Africa, Asia, Central and South America, and North America (Excluding the United States and Canada) as well as Israel and Palestine.

The MTSG Agreement provided that MTSG or its designees be entitled to additional consideration in the form of annual grants of stock warrants at our discretion for meeting revenue targets set forth in the MTSG Agreement. On June 14, 2022, MTSG was awarded warrants to purchase up to 1,250 shares of common stock, with an exercise price of $20.00 per share, that were exercisable at any time after the date that is six months from the date of issuance and had an expiration date of June 14, 2029.

These securities were issued in reliance upon exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

On September 30, 2022 the MTSG Agreement was terminated, and all warrants issued to MTSG thereunder were cancelled as of that date.

November 2022 Placement Agent Warrants

On December 1, 2022, we closed a registered direct offering of our shares of common stock. As partial compensation for Wainwright’s services as placement agent for the offering, we issued to Wainwright or its designees, warrants to purchase up to 18,000 shares of common stock, equal to 7.5% of the aggregate number securities in the offering (the “November 2022 Placement Agent Warrants”). The November Placement Agent Warrants expire on November 29, 2027, and have an exercise price of $12.50 per share of common stock (equal to 125% of the offering price per share of common stock).

The November 2022 Placement Agent Warrants were issued in reliance on the exemptions from registration requirements of the Securities Act provided by Section 4(a)(2) under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (as presently in effect) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2015)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.3	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 3, 2021).

3.4	Certificate of Amendment of Certificate of Incorporation (creating the Series C Preferred Stock) (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 7, 2017)

3.6	Certificate of Designation, Preferences, Rights and Limitations of Series E Preferred Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2019)

3.7	Certificate of Amendment of the Amended and Restated Certificate of Designation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2019)

3.8	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.7 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021)

3.9	Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 3, 2021)

3.10	Certificate of Designation, Preferences, Rights and Limitations of Series F Preferred Stock (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022)

3.11	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report filed with the Securities and Exchange Commission on February 8, 2023)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

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4.2	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

4.4	Form of Preferred Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

4.6	Form of Warrant Amendment (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 20, 2020)

4.7	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2020).

4.8	Form of Underwriter Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2020).

4.9	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2020).

4.12^	Form of Pre-Funded Warrant

4.13^	Form of Common Warrant

4.14^	Form of Placement Agent Warrant

5.1^	Opinion of Haynes and Boone, LLP

10.1+	NanoVibronix, Inc. 2004 Global Share Option Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.2+	Form of Indemnification Agreement between NanoVibronix, Inc. and certain of its officers and directors (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

10.3+	NanoVibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2014)

10.4+	Letter Agreement, dated March 25, 2015, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

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10.5+	Form of Incentive Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.6+	Form of Nonqualified Stock Option Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.7+	Form of Restricted Stock Award Agreement under the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.8+	Form of 3(i) Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.43 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.9+	Form of 102 Award Agreement under the Israeli Appendix to the 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.44 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015)

10.10+	Employment Agreement, dated October 13, 2016, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.11	Form of Amendment to Warrant to Purchase Common Stock, effective as of January 27, 2017 (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.12	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017)

10.13	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2017)

10.14	Warrant to Purchase Common Stock, dated March 23, 2017, by and between NanoVibronix, Inc. and an individual investor (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017)

10.15+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.51 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.16+	First Amendment to Nonqualified Stock Option Agreement, dated March 30, 2017, between NanoVibronix, Inc. and Ira A. Greenstein (incorporated by reference to Exhibit 10.52 to the Annual Report on Form 10-K filed with the Securities Exchange Commission on March 31, 2017)

10.17+	Offer Letter, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

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10.18+	Nonqualified Stock Option Agreement, dated October 14, 2016, between NanoVibronix, Inc. and Christopher M. Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2016)

10.19	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017)

10.20	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2017)

10.21	Form of Letter Agreement, dated September 7, 2017, between NanoVibronix, Inc. and holders of the 2017 Notes (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 14, 2017)

10.22	Form of Warrant (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2019)

10.23	Securities Purchase Agreement, dated as of June 21, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019)

10.24	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.25	Securities Purchase Agreement, dated as of July 31, 2019, by and among the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2019)

10.26	Form of Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

10.27	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020).

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10.28	Note with Cross River Bank (SBA-Payroll Protection Program loan) dated May 14, 2020 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 19, 2020).

10.29+	Employment Agreement, dated as of October 5, 2020, between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2020).

10.30+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Brian Murphy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.31+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Christopher Fashek (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.32+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Martin Goldstein (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.33+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Michael Ferguson (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.34+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Stephen Brown (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.35+	Option Cancellation and Release Agreement, dated November 2, 2020, by and between NanoVibronix, Inc. and Thomas Mika (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2020).

10.36	Form of Securities Purchase Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.37	Form of Registration Rights Agreement, dated December 2, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020).

10.38#	Amended and Restated Distribution Agreement for “Private Labeled” Products dated December 10, 2020 by and between NanoVibronix, Inc. and Ultra Pain Products Inc (incorporated by reference to Exhibit 10.58 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021).

10.39+	Second Amendment to the NanoVibronix, Inc. 2014 Long-Term Incentive Plan. (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2019).

10.40+	Third Amendment to the Nanovibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2021).

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10.41+	Fourth Amendment to the Nanovibronix, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2022)

10.42	Form of Securities Purchase Agreement, dated November 29, 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2022)

10.43^	Form of Securities Purchase Agreement

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2^	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (contained in the signature page to this registration statement)

107*	Filing Fee Table

*	Filed herewith
**	Furnished herewith
^	To be filed by amendment.
+	Management contract or compensatory plan or arrangement.
#	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in City of Elmsford, State of New York, on July 17, 2023.

NANOVIBRONIX, INC.

By:	/s/ Brain Murphy
Name:	Brian Murphy
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Murphy and Stephen Brown as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Murphy	Chief Executive Officer and Director
Brian Murphy	(Principal Executive Officer)	July 17, 2023

/s/ Stephen Brown	Chief Financial Officer
Stephen Brown	(Principal Financial and Accounting Officer)	July 17, 2023

/s/ Christopher Fashek	Chairman of the Board of Directors
Christopher Fashek		July 17, 2023

/s/ Martin Goldstein
Martin Goldstein	Director	July 17, 2023

/s/ Harold Jacob, M.D.
Harold Jacob, M.D.	Director	July 17, 2023

/s/ Michael Ferguson
Michael Ferguson	Director	July 17, 2023

/s/ Thomas R. Mika
Thomas R. Mika	Director	July 17, 2023

/s/ Aurora Cassirer	Director	July 17, 2023
Aurora Cassirer

/s/ Maria Schroeder	Director	July 17, 2023
Maria Schroeder

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